Exhibit 99.1

Organicell Signs an Exclusive Distribution Agreement

with Apex Services in Pakistan

Miami, FL (May 19, 2021) - Organicell Regenerative Medicine, Inc. (OTCMKTS: BPSR), a clinical-stage biopharmaceutical company dedicated to the development of regenerative therapies, today announced that it has signed an exclusive distribution agreement with Apex Services Pakistan to import and distribute ZofinTM to hospitals and clinics in the country.

Under the agreement finalized this month, Apex Services will exclusively market, promote and distribute ZofinTM in the country of Pakistan in connection with treatments for COVID-19 patients, subject to the approval of all necessary licenses for the use of ZofinTM by the Drug Regulatory Authority of Pakistan. Earlier this month, the Drug Regulatory Authority of Pakistan approved the use of ZofinTM for a single patient on compassionate grounds.

If the use of ZofinTM is ultimately approved for use by a larger population, Apex Services will have exclusivity, subject to achievement of minimum sales levels. The initial term of the agreement is for one year and may be renewed based on certain conditions.

“With the execution of this distribution agreement, we are now better prepared to be able to provide additional help and further access to those in Pakistan who are suffering from complications from the COVID-19 virus pandemic to ZofinTM. This will also support our plans to launch a broader clinical trial for ZofinTM in the country,” said Albert Mitrani, CEO of Organicell.

About Zofin™:

Zofin™ is an acellular biologic therapeutic derived from perinatal sources and is manufactured to retain naturally occurring microRNAs, without the addition or combination of any other substance or diluent. This product contains over 300 growth factors, cytokines, and chemokines as well as other extracellular vesicles/nanoparticles derived from perinatal tissues. Zofin™ is currently being tested in a phase I/II randomized, double blinded, placebo trial to evaluate the safety and potential efficacy of intravenous infusion of Zofin™ for the treatment of moderate to SARS related to COVID-19 infection vs placebo.

ABOUT ORGANICELL REGENERATIVE MEDICINE, INC.

Organicell Regenerative Medicine, Inc. (OTCMKTS: BPSR) is a clinical-stage biopharmaceutical company that harnesses the power of exosomes to develop innovative biological therapeutics for the treatment of degenerative diseases. The Company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. Based in South Florida, the company was founded in 2008 by Albert Mitrani, Chief Executive Officer and Dr. Mari Mitrani, Chief Scientific Officer. To learn more, please visit https://organicell.com/.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally and other known and unknown risks and uncertainties, including the risk factors discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact:

Jeanene Timberlake

RooneyPartners

646-770-8858

jtimberlake@rooneyco.com